UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 23, 2007

NORTHSTAR REALTY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue 16th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-8801

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2007, NorthStar Realty Finance Corp. (the “Company”) issued a press release announcing that a joint venture among affiliates of the Company, Goldman, Sachs & Co. and a well regarded publicly traded real estate finance company entered into a Purchase and Sale Agreement, dated as of February 23, 2007, to acquire a diversified portfolio of multi-family properties from a leading developer and operator of long-term incentive tax credit properties.  Each of the joint venture partners will equally share in the approximately $525 million purchase price, inclusive of estimated fees and expenses, and the total transaction value, including assumed debt, will be approximately $1.9 billion.  The assets to be acquired consist of notes, general partnership interests and incentive fees relating to the underlying multi-family properties.  The transaction, which is subject to a 120 day due diligence period and obtaining limited partner, lender and other consents, is expected to be completed in the third or fourth quarter of 2007.

Certain statements set forth above constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are only not guarantees of performance. They are based on beliefs and assumptions of our management, which in turn are based on currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other facts that could cause the actual future results of the Company to be materially different from such forward looking statements. Many of these factors are beyond our ability to control or predict. Such risks and uncertainties include completion of the proposed transaction, which is subject to numerous conditions including due diligence and required approvals. There can be no assurance that the proposed transaction will be completed or, if completed, will be on the terms described above. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update or revise the information contained in any such forward-looking statements, whether as a result of new information, future events or otherwise. We are also subject to other risks, including those described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, which are specifically incorporated by reference into this press release. Readers are cautioned not to place undue reliance on these forward looking statements.

Item 7.01. Regulation FD Disclosure.

On March 1, 2007, the Company issued a press release regarding the matter described in Item 1.01 above. A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated March 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: March 1, 2007	By:	/s/ Albert Tylis
Albert Tylis
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 1, 2007.